UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On June 8, 2021, Clean Energy Fuels Corp., a Delaware corporation (the “Company”), sold 10,473,946 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), under the at-the-market equity offering program (the “New ATM Program”) it announced on June 7, 2021, and exhausted the New ATM Program in full. The Company received gross proceeds of $99,999,744 from the New ATM Program.

As previously disclosed, as of June 3, 2021, the Company also sold 12,362,237 shares of Common Stock under an at-the-market equity offering program (the “Prior ATM Program”) that was announced on May 10, 2021, which exhausted the Prior ATM Program in full. The Company received gross proceeds of $99,999,976 from the Prior ATM Program.

In the aggregate, the Company issued 22,836,183 shares of Common Stock and received gross proceeds of $199,999,720 pursuant to the New ATM Program and the Prior ATM Program. As previously disclosed, the Company intends to use the net proceeds from the New ATM Program and the Prior ATM Program for developing and acquiring renewable natural gas (“RNG”) production projects, building fueling stations to support contracted RNG fueling volume, and general corporate purposes.

At this time the Company has no plans to implement a new at-the-market equity offering program to raise additional capital. Any decision by the Company to access the capital markets in the future will be based upon all relevant factors at the time, including conditions in the public trading market for the Company’s securities, as well as the Company’s financial position, results of operations, cash flows, and capital requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2021	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer